SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 17, 2005

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 8.01.	Other Events.

     On March 15, 2005, Federated Department Stores, Inc. and certain of its subsidiaries ("Federated") and GE Money Bank (formerly known as GE Capital Consumer Card Company ("GE Bank") entered into an Eighth Amendment of the Amended and Restated Credit Card Program Agreement (the "Agreement"), to which they are parties, postponing to August 1, 2005 as the date by which either Federated or GE Bank may send a notice to the other of its election to terminate the Agreement at the expiration of its initial term. A copy of this amendment is filed herewith as Exhibit 99.1 and incorporated by this reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1

Eighth Amendment to Amended and Restated Credit Card Program Agreement by and among Federated, FDS Bank, FACS Group, Inc., Macy's East, Inc., Macy's West (an unincorporated division of Macy's Department Stores, Inc.) (formerly known as Macy's West, Inc.), Macy's Department Stores, Inc. (successor in interest to Broadway Stores, Inc.), and GE Money Bank (formerly known as GE Capital Consumer Card Company), dated as of March 15, 2005.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: March 17, 2005	By: /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Vice President and Controller

Exhibit 99.1

Execution Copy

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT CARD PROGRAM AGREEMENT

     This Eighth Amendment to Amended and Restated Credit Card Program Agreement (the "Amendment"), dated as of March 15, 2005, is entered into by and among Federated Department Stores, Inc. ("FDS"), FDS Bank, FACS Group, Inc., Macy's East, Inc., Macy's West (an unincorporated division of Macy's Department Stores, Inc.) (formerly known as Macy's West, Inc.), Macy's Department Stores, Inc. (successor in interest to Broadway Stores, Inc.), and GE Money Bank (formerly known as GE Capital Consumer Card Corp.) ("GE Bank") in the following circumstances:

(a) The parties hereto are parties to the Amended and Restated Credit Card Program Agreement, dated as of June 4, 1996 (the "Agreement");

(b) Section 11.1 of the Agreement specifies the length of the Initial Term of the Agreement, and the manner in which either FDS, on the one hand, or GE Bank, on the other hand, may elect to terminate the Agreement at the expiration of the Initial Term; and

(c) The parties hereto wish to amend the provisions of Section 11.1 of the Agreement for their mutual benefit.

(Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement).

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 11.1 (b) is hereby amended by deleting it in its entirety and substituting the following therefor:

"In order to be effective, any notice of an election to terminate this Agreement at the expiration of the Initial Term must be delivered on or prior August 1, 2005. In order to be effective, any notice of an election to terminate this Agreement at the expiration of any Extended Term must be delivered at least one (1) year prior to the expiration of the Extended Term. For example, in order to terminate this Agreement at the end of the Initial Term (i.e., as of close of business on April 30, 2006), notice must be delivered on or prior to August 1, 2005. In order to terminate this Agreement at the end of any Extended Term, notice must be delivered not later than the first day of such Extended Term."

2. Notwithstanding anything to the contrary contained in the Agreement, including all amendments, modifications, supplements, annexes, exhibits and schedules thereto (collectively, the "Ancillary Agreements"), following the effective date of this Amendment, either GE Bank, on the one hand, or FDS, on the other hand, may elect to terminate the Agreement at the expiration of the Initial Term by delivering a notice of its election to terminate the Agreement in the manner specified in Section 1 of this Amendment, and such notice shall have the effect and consequence under any provision of the Agreement or any Ancillary Agreement of terminating the Agreement as of the last day of the Initial Term.

3. Except as otherwise amended hereby, the Agreement shall remain unchanged and in full force and effect.

4. The validity, performance and enforcement of this Amendment shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

5. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the day and year first above written.

GE MONEY BANK (formerly known as GE CAPITAL CONSUMER CARD CO.)

By: /s/ William Ellingwood
Name: William Ellingwood
Title: President

FDS BANK

By: /s/ Susan R. Robinson
Name: Susan R. Robinson
Title: Treasurer

FEDERATED DEPARTMENT STORES, INC.

By: /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Vice President and Controller

FACS GROUP, INC.

By: /s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President

MACY'S EAST, INC.

By: /s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President

MACY'S WEST (an unincorporated division of Macy's Department Stores, Inc.) (formerly known as Macys West, Inc.)

By: /s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President

MACY'S DEPARTMENT STORES, INC. (successor in interest to Broadway Stores, Inc.)

By: /s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President